UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2024

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Lucid Group, Inc. (the “Company”), the Company’s stockholders approved the Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan attached thereto) (the “Plan”). Under the Plan as approved by the Company’s stockholders at the Annual Meeting, the number of shares of Class A common stock (the “Common Stock”) available for issuance has been increased by 119,000,000 shares effective as of the date of the Annual Meeting. A complete description of the terms of the Plan can be found in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2024 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Plan and are qualified by reference to the full text of the Plan, which is attached herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 4, 2024. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. At the close of business on April 10, 2024, the record date for the Annual Meeting, there were 2,307,027,046 shares of Common Stock outstanding and entitled to vote and 100,000 shares of series A convertible preferred stock outstanding and entitled to vote, which are convertible, in the aggregate, into 279,052,626 shares of Common Stock.

At the Annual Meeting, the Company’s stockholders voted on the following four proposals, each of which is described in more detail in the Proxy Statement. The number of votes cast with respect to each proposal was as indicated below.

1.	Election of Directors. The following nine nominees were elected to serve as directors until the Company’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal, based on the following results of voting:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Turqi Alnowaiser	1,726,972,063	24,921,035	260,636,188
Lisa M. Lambert	1,747,186,775	4,706,323	260,636,188
Andrew Liveris	1,732,003,875	19,889,223	260,636,188
Sherif Marakby	1,746,687,302	5,205,796	260,636,188
Nichelle Maynard-Elliott	1,743,060,699	8,832,399	260,636,188
Chabi Nouri	1,746,548,022	5,345,076	260,636,188
Peter Rawlinson	1,745,017,349	6,875,749	260,636,188
Ori Winitzer	1,745,834,176	6,058,922	260,636,188
Janet S. Wong	1,746,392,255	5,500,843	260,636,188

2.	Ratification of the Selection of the Independent Registered Public Accounting Firm. The ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024, was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,998,118,338	10,309,494	4,101,454	N/A

3.	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. The results of the advisory vote regarding the Company’s 2023 executive compensation as disclosed in the Proxy Statement were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,727,706,804	22,573,197	1,613,097	260,636,188

4.	Approval of the Amendment and Restatement of the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan. The amendment and restatement of the Lucid Group, Inc. Second Amended and Restated 2021 Stock Incentive Plan was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,718,675,132	31,690,806	1,527,160	260,636,188

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lucid Group, Inc. Amended and Restated 2021 Stock Incentive Plan (including the Lucid Group, Inc. 2021 Employee Stock Purchase Plan, attached thereto)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2024	Lucid Group, Inc.

	By:	/s/ Gagan Dhingra
Gagan Dhingra
Interim Chief Financial Officer